Exhibit 99.4

Execution Version

AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 5

Date:	August 10, 2022

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A
Fax No.:	212-615-8985

Reference Number:           To be advised.

The purpose of this Amended and Restated Supplemental Confirmation is to amend and restate the terms and conditions of the Transaction entered into between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) on March 9, 2021 (the “Original Transaction”). This Amended and Restated Supplemental Confirmation, dated August 10, 2022, amends and restates in its entirety the Supplemental Confirmation, dated March 9, 2021 (the “Original Supplemental Confirmation”), as is subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Amendment and Restatement Date for the Transaction referenced below.

1.       This Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	March 9, 2021

Amendment and Restatement Date:	August 10, 2022

Prepayment Amount:	USD 20,861,652

Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.

First Amendment Payment Amount:	USD 400,334.77. Counterparty agrees to pay Dealer the First Amendment Payment Amount on the First Amendment Payment Date.

First Amendment Payment Date:	The second Currency Business Day following the Amendment and Restatement Date.

Initial Share Price:	USD 184.2694

Forward Floor Price:	USD 184.2694

Forward Cap Price:	USD 202.6963

Final Disruption Date:	August 20, 2024

Contractual Dividend:	USD 0.435 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	395	5/28/2024
2	395	5/29/2024
3	395	5/30/2024
4	395	5/31/2024
5	395	6/3/2024
6	395	6/4/2024
7	395	6/5/2024
8	395	6/6/2024
9	395	6/7/2024
10	395	6/10/2024
11	395	6/11/2024
12	395	6/12/2024
13	395	6/13/2024
14	395	6/14/2024
15	395	6/17/2024
16	395	6/18/2024
17	395	6/20/2024
18	395	6/21/2024
19	395	6/24/2024
20	395	6/25/2024
21	395	6/26/2024
22	395	6/27/2024
23	395	6/28/2024
24	395	7/1/2024
25	395	7/2/2024
26	395	7/5/2024
27	395	7/8/2024
28	395	7/9/2024
29	395	7/10/2024
30	395	7/11/2024
31	395	7/12/2024
32	395	7/15/2024
33	394	7/16/2024
34	394	7/17/2024
35	394	7/18/2024
36	394	7/19/2024
37	394	7/22/2024
38	394	7/23/2024
39	394	7/24/2024
40	394	7/25/2024
41	394	7/26/2024
42	394	7/29/2024
43	394	7/30/2024
44	394	7/31/2024
45	394	8/1/2024
46	394	8/2/2024
47	394	8/5/2024
48	394	8/6/2024
49	394	8/7/2024
50	394	8/8/2024

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Counterparty hereby agrees (a) to check this Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Amended and Restated Supplemental Confirmation relates by manually signing this Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
Name: Judit Rozsa
Title: Director

[Signature Page to A&R Supplemental Confirmation No. 5 (Citi)]